Exhibit 99.1

GREEN BRICK PARTNERS, INC. REPORTS RECORD ANNUAL REVENUES AND EARNINGS
WITH TOTAL ANNUAL AND QUARTERLY REVENUE GROWTH OF 36.1% AND 34.7%

PLANO, Texas, March 4, 2019 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its fourth quarter and year ended December 31, 2018.

Results for the Fourth Quarter Ended December 31, 2018:

•
Basic net income attributable to Green Brick per common share (“EPS”) for the three months ended December 31, 2018 was $0.26, an increase of 262.5%, compared to $(0.16) for the three months ended December 31, 2017. Basic adjusted pre-tax income attributable to Green Brick per common share (“Adjusted EPS”) for the three months ended December 31, 2018 was $0.34, unchanged compared to $0.34 for the three months ended December 31, 2017. See “Reconciliation of Non-GAAP Financial Measures.”

•
For the three months ended December 31, 2018, adjusted pre-tax income attributable to Green Brick was $17.1 million, a decrease of 0.3%, compared to $17.2 million for the three months ended December 31, 2017; gross profit was $37.0 million, an increase of 27.6%, compared to $29.0 million for the three months ended December 31, 2017; and total revenue was $185.1 million, an increase of 34.7%, compared to $137.4 million for the three months ended December 31, 2017.

•
Residential units revenue for the three months ended December 31, 2018 was $172.0 million, an increase of 27.9%, compared to $134.5 million for the three months ended December 31, 2017. Land and lots revenue for the three months ended December 31, 2018 was $13.1 million, an increase of 350.4%, compared to $2.9 million for the three months ended December 31, 2017.

•	The dollar value of backlog units as of December 31, 2018 was $264.3 million, an increase of 74.5% compared to $151.5 million as of December 31, 2017.

•	Homes under construction increased 53.1% to 1,127 as of December 31, 2018, compared to 736 as of December 31, 2017.

Results for the Year Ended December 31, 2018:

•
EPS for the year ended December 31, 2018 was $1.02, an increase of 240.0% compared to $0.30 for the year ended December 31, 2017. Excluding one-time transaction expenses, Adjusted EPS for the year ended December 31, 2018 was $1.37, an increase of 25.7%, compared to $1.09 for the year ended December 31, 2017. See “Reconciliation of Non-GAAP Financial Measures.”

•
For the year ended December 31, 2018, adjusted pre-tax income attributable to Green Brick was $69.4 million, an increase of 28.9%, compared to $53.9 million for the year ended December 31, 2017; gross profit was $130.3 million, an increase of 31.6%, compared to $99.0 million for the year ended December 31, 2017; and total revenue was $623.6 million an increase of 36.1%, compared to $458.3 million for the year ended December 31, 2017.

•
Residential units revenue for the year ended December 31, 2018 was $578.9 million, an increase of 31.7%, compared to $439.5 million for the year ended December 31, 2017. Land and lots revenue for the year ended December 31, 2018 was $44.8 million, an increase of 138.9%, compared to $18.7 million for the year ended December 31, 2017.

“2018 was a record year for our Company with revenues of $623.6 million, adjusted pre-tax income of $69.4 million and earnings per share of $1.02. We accomplished these results with a net debt to total capitalization ratio of 26%, one of the lowest of any public builder. While we and our competition face a cooler outlook in 2019, we are well positioned for growth due to our diverse homebuyer customer mix, prime geographic homebuilding markets and disciplined management”, said Jim Brickman, CEO of Green Brick Partners, Inc.

Earnings Conference Call:
We will host our earnings conference call to discuss our fourth quarter and the year ended December 31, 2018 at 12:00 p.m. Eastern Time on Tuesday, March 5, 2019. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 6624669. A replay of the call will be available from approximately 3:30 p.m. Eastern Time on March 5, 2019 through 11:59 p.m. Eastern Time on March 12, 2019. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 6624669.

Reconciliation of Non-GAAP Financial Measures:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Residential units revenue	$171,990	$134,509	$578,893	$439,520
Land and lots revenue	13,130	2,915	44,754	18,730
Total revenues	185,120	137,424	623,647	458,250
Cost of residential units	137,221	105,877	457,151	345,360
Cost of land and lots	10,911	2,550	36,166	13,856
Total cost of revenues	148,132	108,427	493,317	359,216
Total gross profit	36,988	28,997	130,330	99,034
Selling, general and administrative expense	16,071	10,284	56,830	39,016
Change in fair value of contingent consideration	1,693	—	1,693	—
Operating profit	19,224	18,713	71,807	60,018
Equity in income of unconsolidated entities	725	1,778	7,259	2,746
Other income, net	774	526	2,605	1,473
Income before income taxes	20,723	21,017	81,671	64,237
Income tax expense	3,795	25,396	17,136	39,031
Net income (loss)	16,928	(4,379)	64,535	25,206
Less: Net income attributable to noncontrolling interests	3,574	3,816	12,912	10,236
Net income (loss) attributable to Green Brick Partners, Inc.	$13,354	$(8,195)	$51,623	$14,970

Net income (loss) attributable to Green Brick Partners, Inc. per common share:
Basic	$0.26	$(0.16)	$1.02	$0.30
Diluted	$0.26	$(0.16)	$1.02	$0.30
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,678	50,555	50,652	49,597
Diluted	50,723	50,681	50,751	49,683

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of December 31,
	2018	2017
	(unaudited)
ASSETS
Cash	$38,315	$36,684
Restricted cash	3,440	3,605
Receivables	4,842	1,605
Inventory	668,961	496,054
Investment in unconsolidated entities	20,269	16,878
Property and equipment, net	4,690	804
Earnest money deposits	16,793	18,393
Deferred income tax assets, net	16,499	31,211
Intangible assets, net	856	—
Goodwill	680	—
Other assets	8,681	5,769
Total assets	$784,026	$611,003
LIABILITIES AND EQUITY
Accounts payable	$26,091	$22,354
Accrued expenses	29,201	18,465
Customer and builder deposits	31,978	21,447
Borrowings on lines of credit, net	200,386	105,773
Notes payable	—	9,926
Contingent consideration	2,207	—
Total liabilities	289,863	177,965
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	8,531	—
Equity
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $0.01 par value: 100,000,000 shares authorized; 50,719,884 and 50,598,901 issued as of December 31, 2018 and 2017, respectively; 50,583,128 and 50,598,901 outstanding as of December 31, 2018 and 2017, respectively	507	506
Treasury stock at cost, 136,756 shares	(981)	—
Additional paid-in capital	291,299	289,938
Retained earnings	177,526	125,903
Total Green Brick Partners, Inc. stockholders’ equity	468,351	416,347
Noncontrolling interests	17,281	16,691
Total equity	485,632	433,038
Total liabilities and equity	$784,026	$611,003

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Sales Revenue and New Homes Delivered	Three Months Ended December 31,				Years Ended December 31,
	2018	2017	Change	%	2018	2017	Change	%
Home closings revenue (dollars in thousands)	$169,534	$133,465	$36,069	27.0%	$571,177	$435,644	$135,533	31.1%
Mechanic’s lien contracts revenue (dollars in thousands)	2,456	1,044	1,412	135.2%	7,716	3,876	3,840	99.1%
Residential units revenue (dollars in thousands)	$171,990	$134,509	$37,481	27.9%	$578,893	$439,520	$139,373	31.7%
New homes delivered	382	292	90	30.8%	1,287	990	297	30.0%
Average sales price of homes delivered	$443,806	$457,072	$(13,266)	(2.9)%	$443,805	$440,044	$3,761	0.9%

Land and Lots Sales Revenue	Three Months Ended December 31,				Years Ended December 31,
	2018	2017	Change	%	2018	2017	Change	%
Lots revenue (dollars in thousands)	$10,780	$2,915	$7,865	269.8%	$35,074	$17,859	$17,215	96.4%
Land revenue (dollars in thousands)	2,350	—	2,350	—%	9,680	871	8,809	1,011.4%
Land and lots revenue (dollars in thousands)	$13,130	$2,915	$10,215	350.4%	$44,754	$18,730	$26,024	138.9%
Lots closed	76	25	51	204.0%	239	143	96	67.1%
Average sales price of lots closed	$141,842	$116,600	$25,242	21.6%	$146,753	$124,888	$21,865	17.5%

New Home Orders and Backlog	Three Months Ended December 31,				Years Ended December 31,
	2018	2017	Change	%	2018	2017	Change	%
Net new home orders	279	265	14	5.3%	1,397	1,063	334	31.4%
Number of cancellations	79	51	28	54.9%	245	188	57	30.3%
Cancellation rate	22.1%	16.1%	6.0%	37.3%	14.9%	15.0%	(0.1)%	(0.7)%
Absorption rate per selling community	3.7	4.7	(1.0)	(21.3)%	21.2	19.7	1.5	7.6%
Average selling communities	76	56	20	35.7%	66	54	12	22.2%
Selling communities at end of period	76	55	21	38.2%
Backlog (dollars in thousands)	$264,275	$151,463	$112,812	74.5%
Backlog (units)	582	310	272	87.7%
Average sales price of backlog	$454,081	$488,590	$(34,509)	(7.1)%

	Year Ended December 31, 2018	December 31, 2018			December 31, 2017
Builder	Average Selling Communities	Selling Communities	Backlog, Units	Backlog, in thousands	Selling Communities	Backlog, Units	Backlog, in thousands
The Providence Group of Georgia LLC	28	27	146	$77,563	30	140	$70,309
CB JENI Homes DFW LLC	19	21	170	67,988	16	117	44,067
Centre Living Homes LLC	5	6	14	7,493	4	5	2,239
Southgate Homes DFW LLC	7	8	55	37,873	5	48	34,848
GRBK GHO Homes LLC	7	14	197	73,358	—	—	—
Total	66	76	582	$264,275	55	310	$151,463

	December 31, 2018	December 31, 2017
Lots owned
Central	4,447	3,196
Southeast	1,788	1,299
Total lots owned	6,235	4,495
Lots controlled
Central	853	1,390
Southeast	990	334
Total lots controlled	1,843	1,724
Total lots owned and controlled (1)	8,078	6,219
Percentage of lots owned	77.2%	72.3%

(1)	Total lots excludes lots with homes under construction.

Reconciliation of Non-GAAP Financial Measures

The following table presents the non-GAAP measure of Adjusted EPS for the three months and years ended December 31, 2018 and 2017 and reconciles these amounts to net income attributable to Green Brick as reported and prepared in accordance with GAAP. Adjusted EPS for the three months and years ended December 31, 2018 and 2017 represents adjusted pre-tax income for the period presented, divided by the weighted average number of common shares outstanding for the three months and years ended December 31, 2018 and 2017, respectively. Adjusted pre-tax income represents net income attributable to Green Brick for the period, excluding income tax expense attributable to Green Brick and one-time transaction expenses related to a public secondary offering of the Company’s shares.

(Unaudited, in thousands, except per share amounts):	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net income (loss) attributable to Green Brick	$13,354	$(8,195)	$51,623	$14,970
Income tax expense attributable to Green Brick	3,754	25,356	16,984	38,896
Transaction expenses	—	—	827	—
Adjusted pre-tax income attributable to Green Brick	$17,108	$17,161	$69,434	$53,866

Weighted-average number of shares outstanding - basic	50,678	50,555	50,652	49,597
Basic adjusted EPS	$0.34	$0.34	$1.37	$1.09

Weighted-average number of shares outstanding - diluted	50,723	50,681	50,751	49,683
Diluted adjusted EPS	$0.34	$0.34	$1.37	$1.08

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three months and years ended December 31, 2018 and 2017 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Residential units revenue	$171,990	$134,509	$578,893	$439,520
Less: Mechanic’s lien contracts revenue	(2,456)	(1,044)	(7,716)	(3,876)
Home closings revenue	$169,534	$133,465	$571,177	$435,644
Homebuilding gross margin	$34,104	$28,466	$120,141	$93,579
Add back: Capitalized interest charged to cost of sales	1,396	754	3,961	2,630
Adjusted homebuilding gross margin	$35,500	$29,220	$124,102	$96,209
Adjusted homebuilding gross margin percentage	20.9%	21.9%	21.7%	22.1%

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (Nasdaq: GRBK) is a diversified homebuilding and land development company. Green Brick owns a controlling interest in five homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Centre Living Homes, and Trophy Signature Homes), as well as a homebuilder in Atlanta, Georgia (The Providence Group) and a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado and retains interests in related financial services platforms, including Green Brick Title, Providence Group Title, and Green Brick Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master planned communities. For more information about Green Brick’s homebuilding partners, please visit https://greenbrickpartners.com/team-builders/.

Forward-Looking and Cautionary Statements:
Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “predicts,” “potential,” “expects,” “future,” “positioned,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances, as of the date of this press release. All such forward-looking statements involve estimates and assumptions that are subject to factors that could cause actual results to differ materially from the results expressed in the statements, and you should not place undue reliance on any such forward-looking statements. Among the factors that could cause actual results to differ materially are the following: general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; the failure to recruit, retain and develop highly skilled and competent employees; management and integration of acquisitions; labor and raw material shortages; an inability to acquire land for reasonable prices; an inability to develop and sell communities; government regulation risks; mortgage financing availability and volatility; severe weather or natural disasters; difficulty in obtaining sufficient capital; poor relations with community residents; and our debt and related service obligations. Additional factors that could cause actual results to differ are discussed in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's annual and quarterly reports filed with the Securities and Exchange Commission. Green Brick undertakes no obligation to update any forward-looking statement except as required by law.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755